First Union National Bank
PA5093
Portfolio Management Division
2240 Butler Pike
Plymouth Meeting, Pennsylvania 19462


March 25, 1999

Lexicon Environmental Associates, Inc.
Leak-X Environmental Corporation
790 East Market Street - Suite 270
West Chester, PA 19382
Attention:  Joyce A. Rizzo

Dear Joyce:

I am pleased to inform you of a commitment from First Union National Bank to extend the maturity date of Lexicon Environmental Associates' existing $750,000 line of credit to June 30, 2000. This commitment is contingent upon your returning the signed extension agreement dated March 24, 1999 and receipt of the audited financial statements and reflecting no material changes from the draft numbers previously received by First Union.

If you have any questions concerning the above, please contact me at 610-941-3192.

Sincerely,

/s/ Karen A. Sek
Karen A. Sek
Assistance Vice President